SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2008

TEKNI-PLEX, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-28157		22-3286312
(Commission File Number)		(IRS Employer Identification No.)

201 Industrial Parkway Somerville, New Jersey		08876
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 722-4800

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

See Items 3.02 and 5.01 below for a description of the Restructuring (as defined below) and certain transactions entered into in connection with the Restructuring.

Item 1.02 - Termination of a Material Definitive Agreement

On May 30, 2008, in connection with the Restructuring, the Company entered into an agreement (the “Employment Agreement Termination Agreement”) terminating the Second Amended and Restated Employment Agreement, dated May 13, 2005, between the Company and Dr. F. Patrick Smith, which had set forth the terms and conditions of the employment of Dr. Smith as Chief Executive Officer of the Company.  A copy of the Employment Agreement Termination Agreement is attached hereto as Exhibit 10.1.

On May 30, 2008, in connection with the Restructuring, the Company entered into an agreement (the “Investors’ Agreement Termination Agreement”) terminating the Amended and Restated Investors’ Agreement, dated May 13, 2005 (“Investors’ Agreement”), among the Company and certain of its stakeholders, which had set forth, among other things, certain rights of certain stakeholders to designate directors of the Company, registration rights, rights to purchase common stock of the Company and drag-along rights.  A copy of the Investors’ Agreement Termination Agreement is attached hereto as Exhibit 10.2.

Item 2.04 – Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The Restructuring consummated on May 30, 2008 constitutes a “Change in Control” under and as defined in the indenture governing the Company’s 10.875% Senior Secured Notes due 2012 (the “First Lien Notes”), which requires that the Company (or a third party) make, after consummation of the Restructuring, an offer to repurchase the First Lien Notes at a price of 101% plus accrued interest.  Accordingly, certain Exchanging Noteholders (as defined below) have agreed to provide a take−out facility/tender process to replace, redeem or repurchase, as necessary, any First Lien Notes that are tendered in connection with the occurrence of the Change in Control.

Item 3.02  Unregistered Sales of Equity Securities

Effective May 30, 2008, the Company issued 3,500,000 shares1 of New Common Stock in exchange for surrender of approximately 96.3% of the Company’s outstanding 12.75% Senior Subordinated Notes due 2010 (the “Senior Subordinated Notes”).  The New Common Stock was issued under an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) and Regulation D thereof, and each holder of Senior Subordinated Notes that exchanged such Senior Subordinated Notes for New Common Stock (each, an “Exchanging Noteholder”) has represented and warranted to the Company that it is an “Accredited Investor” as such term is defined in Regulation D under the Securities Act of 1933.

Effective May 30, 2008, in connection with the Restructuring, in exchange for surrender of 100% of the outstanding shares of the Company’s Series A Preferred Stock (the “Preferred Stock”), the Company has issued warrants (collectively, the “Warrants”), exercisable into New Common Stock.  The Warrants have exercise periods ranging from four to five years and are exerciseable into an aggregate of 12.5% of the New Common Stock on a fully diluted basis.  The strike prices of the Warrants range from 75% to 110% of the pre-investment equity value, which amount is based on the aggregate principal amount of, and accrued interest under, the Senior Subordinated Notes exchanged for New Common Stock, plus certain transaction expenses.

The Warrants were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) and Regulation D thereof, and each holder of Preferred Stock that has exchanged its Preferred Stock in connection with the Restructuring has represented and warranted to the Company that it is an “Accredited Investor” as such term is defined in Regulation D under the Securities Act of 1933.

1.    12,274 of such shares were reserved for future issuance upon the tender of additional Senior Subordinated Notes or for allocation on a pro rata basis among the Exchanging Noteholders.

Item 5.01  Changes in Control of Registrant

Prior to the consummation of the Restructuring, Tekni-Plex Partners LLC held approximately 96% and MST/TP Partners LLC held approximately 4% of the common stock of the Company, par value $0.01, issued and outstanding prior to the consummation of the Restructuring (the “Existing Common Stock”). Tekni-Plex Management LLC, controlled by Dr. Smith, is the sole managing member of both Tekni-Plex Partners LLC and MST/TP Partners LLC and, as such, had sole voting and investment power with respect to 100% of the outstanding Existing Common Stock of the Company, subject to the rights of the holders of Preferred Stock described below.  Pursuant to the Restructuring, Tekni-Plex Partners, LLC and MST/TP Partners LLC have ceased to own any common stock of Tekni-Plex, Inc. as described under Item 2.01 above, and Dr. Smith has retired and resigned from all positions with the Company and its subsidiaries as described below under Item 5.02 below.

Pursuant to the certificate of incorporation of the Company in effect prior to the consummation of the Restructuring, one member of the Company’s board of directors (the “Series A Director”), Michael F. Cronin, was elected by the holders of the Preferred Stock, as a separate class, and the other four members of the Company’s board of directors were elected by the holders of the Common Stock.  Effective on April 30, 2007, the holders of Preferred Stock exercised their right under the certificate of incorporation to increase the votes of the Series A Director from one to six, so that the Series A Director was entitled to cast a majority of the votes for all matters considered by the Board.  Upon the consummation of the Restructuring, 100% of the Preferred Stock has been surrendered as described above under Item 3.02 above, Michael F. Cronin has resigned from the Board as described under Item 5.02 below, and the certificate of incorporation of the Company has been amended as described under Item 5.03 below to remove any consent rights previously held by holders of Preferred Stock.

As described above under Item 2.01 and subject to footnote 1, in connection with the Restructuring, the Company has issued 3,500,000 shares of New Common Stock, representing 100% of the issued and outstanding common stock of the Company immediately following consummation of the Restructuring, in exchange for surrender of approximately 96.3% of the Senior Subordinated Notes outstanding prior to the consummation of the Restructuring.  Oaktree Capital Management and Avenue Capital Group have obtained a controlling interest of over 80% of the outstanding New Common Stock in exchange for the surrender of an aggregate principal amount of $246,081,000 of the Senior Subordinated Notes.

In connection with the Restructuring, we and the Exchanging Noteholders entered into a stockholders agreement that provides for preemptive rights in the event of certain issuances of equity or debt securities.  The stockholders agreement also provides for certain minority protections amongst the shareholders.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 30, 2008, Dr. F. Patrick Smith, Edward Goldberg, James E. Condon, Michael F. Cronin and J. Andrew McWethy, constituting all of the members the Board of Directors of the Company immediately prior to the consummation of the Restructuring, resigned effective as of May 30, 2008.  Dr. F. Patrick Smith also retired and resigned from his position as Chief Executive Officer of the Company and all other positions with the Company and its subsidiaries.

The following directors were elected by the holders of a majority of the New Common Stock on May 30, 2008:

•
Aaron Bendikson, age 34.  Mr. Bendikson serves as a Senior Vice President at Oaktree Capital Management, L.P., where he focuses on executing and sourcing leveraged/management buyouts, expansion capital investments and corporate restructurings.  He dedicates a significant portion of his time to the Packaging, Healthcare, and Gaming sectors. Prior to joining Oaktree in 2005, Mr. Bendikson served as a Principal with Soros Fund Management’s private equity affiliate.  Before joining Soros in 1999, Mr. Bendikson was an investment banker within J.P. Morgan & Co.’s Mergers & Acquisitions department. He received an M.B.A. from Harvard Business School and a B.A. degree cum laude in Economics and History from the University of California at Los Angeles, where he was elected to Phi Beta Kappa.  Mr. Bendikson is also currently a director of Alliance Imaging, Inc.

•
Kenneth Liang, age 46.  Mr. Liang serves as a Managing Director in the distressed opportunities group of Oaktree Capital Management, L.P. with primary responsibilities for restructurings and reorganizations of companies which the distressed opportunities group has invested in.  From Oaktree’s formation in 1995 until June 2001, Mr. Liang was Oaktree’s General Counsel. Earlier, he served as a Senior Vice President at TCW with primary legal responsibility for Special Credits Funds investments and, before that, as Senior Corporate Counsel at Dole Food Company and as an Associate at the law firm of O’Melveny & Myers.  He received a B.S. degree in Business Finance and Economics from the University of Southern California and a J.D. from Georgetown University Law Center. He is a member of the State Bar of California.

•
Robert O’Leary, age 37.  Mr. O’Leary serves as a Managing Director in the distressed opportunities group of Oaktree Capital Management, L.P., where he focuses on investments in the energy, telecommunications, packaging and technology sectors.  Prior to joining Oaktree in 2002, Mr. O’Leary worked at McKinsey & Company.  Before joining McKinsey & Company, Mr. O’Leary worked for Orion Partners, a private equity firm.  He received an M.B.A. from Harvard Business School and a B.A. degree in economics from Pomona College.  Mr. O’Leary is also currently a director of WKI Holding Company, Inc.

In connection with the Recapitalization, on May 29, 2008 we entered into an offer letter with Paul Young for him to serve as our chief executive officer and as a member of our board of directors, effective June 1, 2008.  Pursuant to the terms of his offer letter, Mr. Young will be entitled to receive an annual base salary of $500,000 and will be eligible to receive a performance-based annual bonus based on achievement of targets set by our board of directors in consultation with Mr. Young.  This annual bonus will be equal to 50% of Mr. Young’s annual base salary if targeted results are achieved and may be up to 100% of his annual base salary if superior results are achieved.  For the fiscal year beginning June 1, 2008, Mr. Young is guaranteed a minimum bonus of $200,000 provided he is not discharged for cause and does not voluntarily quit (except for good reason) during that period.

Additionally, Mr. Young will be granted stock options or will purchase restricted stock, as mutually agreed upon by us and Mr. Young.

All terms of Mr. Young’s employment will ultimately be subject to mutually agreeable definitive documentation, including a written employment agreement, which will be negotiated in good faith between the Company and Mr. Young.

Item 5.03  Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

Effective May 30, 2008, in connection with the Restructuring, the Company has amended its certificate of incorporation and by-laws.  The amended and restated certificate of incorporation, a copy of which is attached hereto as Exhibit 3.i, provides for, among other things, an increase in the authorized number of common shares of the Company to 10,000,000 and provides that no preferred stock of the Company shall be authorized. The amended and restated by-laws, a copy of which is attached hereto as Exhibit 3.ii, provides for, among other things, indemnification of directors, officers and employees to the fullest extent permitted under Delaware or other applicable law.

Item 8.01. Other Events

As announced in the Company’s press release dated June 2, 2008, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, the Company consummated the transactions contemplated under the Restructuring Agreement, and consequently the “Effective Date” under and as defined in the Restructuring Agreement has occurred on May 30, 2008.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No	Description
-----------	------------------
3.i	Fourth Amended and Restated Certificate of Incorporation of Tekni-Plex, Inc.

3.ii	Amended and Restated By-laws of Tekni-Plex, Inc. as of May 30, 2008.

10.1	Termination agreement, dated May 30, 2008, in respect of the Second Amended and Restated Employment Agreement dated May 13, 2005, between Tekni-Plex, Inc. and Dr. F. Patrick Smith.

10.2	Termination agreement, dated May 30, 2008, in respect of the Amended and Restated Investors’ Agreement dated May 13, 2005, between Tekni-Plex, Inc. and the other parties thereto.

99.1	Press Release of Tekni-Plex, Inc., dated June 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.

Date:	June 5, 2008	By:	/s/ James E. Condon
			Name:	James E. Condon
			Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description
-----------	------------------
3.i	Fourth Amended and Restated Certificate of Incorporation of Tekni-Plex, Inc.

3.ii	Amended and Restated By-laws of Tekni-Plex, Inc. as of May 30, 2008.

10.1	Termination agreement, dated May 30, 2008, in respect of the Second Amended and Restated Employment Agreement dated May 13, 2005, between Tekni-Plex, Inc. and Dr. F. Patrick Smith.

10.2	Termination agreement, dated May 30, 2008, in respect of the Amended and Restated Investors’ Agreement dated May 13, 2005, between Tekni-Plex, Inc. and the other parties thereto.

99.1	Press Release of Tekni-Plex, Inc., dated June 2, 2008.